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                                                                      Exhibit 15

                   INDEPENDENT ACCOUNTANTS AWARENESS LETTER



  January 17, 2001


  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C.  20549

  Commissioners:

  We are aware that our reports dated May 9, August 8, and November 8, 2000 on our reviews of interim financial information of Baxter International Inc. (the "Company") as of and for the periods ended March 31, June 30, and September 30, 2000, respectively, and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in its Registration Statement dated January 18, 2001.


  Very truly yours,

  /s/ PricewaterhouseCoopers LLP
  ------------------------------

  PricewaterhouseCoopers LLP